UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant to Section 13 or 15(d) of
The Securities Act of 1934
Date of Report (Date of earliest event reported): March 30, 2006
WILD OATS MARKETS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21577 Commission File Number	84-1100630 (I.R.S. Employer Identification Number)
3375 Mitchell Lane
Boulder, Colorado 80301
(Address of principal executive offices, including zip code)
(303) 440-5220
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Item 1.02	Termination of a Material Definitive Agreement.
     (a) In connection with the resignation of Stephen Kaczynski as Senior Vice President of Sales and Merchandising, the following material agreements will terminate: (i) Employment Agreement dated April 24, 2001 between Mr. Kaczynski and the Registrant (other than certain continuing obligations set forth therein); (ii) Stephen Kaczynski Equity Incentive Plan; and (iii) Severance Agreement dated November 7, 2002 between Mr. Kaczynski and the Registrant (collectively, the “Agreements”). The Registrant considered the Agreements to be material as management compensation contracts and previously filed each with the Securities and Exchange Commission as an exhibit to its relevant periodic report.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Effective March 30, 2006, Stephen Kaczynski, Senior Vice President of Sales and Merchandising, resigned from employment with the Registrant to accept employment as president of another retail grocery chain.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Wild Oats Markets, Inc. (Registrant)
	By:	/s/ Freya R. Brier
Freya R. Brier
Date: March 31, 2006		Executive Officer